Exhibit 10.19

SECOND AMENDING AGREEMENT

This Second Amending Agreement is made as of August 30, 2006 (the “Effective Date”).

Between:

THE UNIVERSITY OF BRITISH COLUMBIA, a corporation continued under the University Act of British Columbia and having its Industry Liaison offices at #103 – 6190 Agronomy Road, Vancouver, British Columbia, V6T 1Z3

(the “University”)

- and -

ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada, and having offices at Suite 400, 1001 West Broadway, Vancouver, British Columbia, V6H 4B1

(the “Licensee”)

WHEREAS:

A.            The University and the Licensee entered into a license agreement with a Commencement Date of November 1, 2001 with respect to BP-5 (the “Original BP-5 License Agreement”) pursuant to which the University granted the Licensee an exclusive worldwide license to the Technology, as defined in the Original BP-5 License Agreement;

B.            The University and the Licensee entered into a letter agreement dated November 14, 2002 relating to the Original BP-5 License Agreement (the “Letter Agreement”);

C.            The University and the Licensee entered into an amending agreement effective as of November 23, 2002 with respect to the Original BP-5 License Agreement (the “Amending Agreement”);

D.            The University and the Licensee now wish to further amend the Original BP-5 License Agreement as set out below (the Original BP-5 License Agreement as amended by the Amending Agreement and the Letter Agreement is hereinafter referred to as the “BP-5 License Agreement”).

Now therefore, in consideration of the premises and the mutual covenants contained in this Amending Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

1.             Article 6.6 is hereby amended by adding the following to the end of it:

“The University consents to the termination of any shareholders agreements to which the University and the Licensee may be party, upon the Licensee becoming a reporting issuer under the Securities Act of British Columbia.”

2.             Article 7.1 is hereby deleted and the following substituted therefore:

“7.1         The Licensee shall have the right to identify any process, use or products arising out of the Technology and any University Improvements that may be patentable and may seek patent protection with respect thereto, in which case the Licensee shall take all reasonable steps to apply for a patent in the name of the University provided that the Licensee pays all costs of applying for, registering and maintaining the patent in those jurisdictions in which the Licensee might designate that a patent is required. The choice of patent counsel will be mutually agreed upon between the University and the Licensee. The University shall remain the client of such patent counsel, however, the Licensee will provide direct instructions to the patent counsel on all patent matters relating to the Technology including filing, prosecution, management, maintenance, including renewals and term extensions thereof, and the scope and content of patent applications and to request countries for foreign filings. The Licensee will pay patent counsel for all costs incurred with respect to any and all patents relating to the Technology. The Licensee will supply or instruct the patent counsel to supply the University with copies of all documents and correspondence received and filed in connection with the prosecution of patents. The Licensee will keep the University advised as to all material developments with respect to such applications with sufficient time for the University to review and respond, and generally not less than 30 days prior to an applicable patent deadline, unless circumstances reasonably require the Licensee to act sooner to protect the patents, in which case the Licensee may act sooner.   The University shall, as required and at the Licensee’s cost for the University’s reasonable out-of-pocket expenses, reasonably cooperate with the Licensee, its lawyers and agents in the filing, prosecution, management and maintenance of the patents.”.

3.             The following is added as Article 10.8:

“10.8       Notwithstanding anything contained in this Article, the parties acknowledge and agree that the Licensee may disclose Confidential Information to the extent that may be required by applicable securities laws in connection with the public offering of the Licensee’s securities and thereafter to comply with its disclosure obligations as a public company. If required to make such disclosure by any applicable securities laws, the Licensee shall inform the University in writing by giving notice and will consider any reasonable comments the University may have. Such notice shall be generally not less than 48 hours prior to public disclosure unless a delay of 48 hours would violate applicable securities laws, in which case notice shall be as soon as practicable.”

4.             Article 11.1 is hereby deleted and the following substituted therefore:

“11.1       Notwithstanding Article 10.7, the Licensee shall not use any of the UBC Trade-marks or make reference to the University or its name in any advertising or publicity whatsoever, without the prior written consent of the University, except as required by law. If the Licensee is required by law to act in contravention of this Article, the Licensee shall provide the University with sufficient advance notice in writing to permit the University to bring an application or other proceeding to contest the requirement.”.

5.             Article 11.2 is hereby deleted.

6.             Article 11.4 is hereby deleted and the following substituted therefore:

“11.4       The Licensee shall use commercially reasonable efforts to develop and exploit the Technology and any Improvements and to promote, market and sell the Products and utilize the Technology and any Improvements and to meet or cause to be met the market demand for the Products and the utilization of the Technology and any Improvements.”

7.             The contact information for delivery of notices in Article 16.0 is amended as follows:

If to the University:             The Managing Director

University – Industry Liaison Office

University of British Columbia

#103 - 6190 Agronomy Road

Vancouver, British Columbia

V6T 1Z3

Telephone: (604) 822-8580

Fax:            (604) 822-8589

If to the Licensee:                The President

OncoGenex Technologies Inc.

1001 West Broadway, Suite 400

Vancouver, British Columbia

V6H 4B1

Telephone:   (604) 736-3678

Fax:         (604) 736-3687

8.             Article 18.3 is hereby amended by adding the following to the end of it as a separate paragraph:

“Notwithstanding anything contained in this Article 18, the failure to obtain the prior written consent of the University to the events described in any of Articles 18.3(d), (e) or (f) shall not entitle the University to terminate this Agreement if at the time of such event the Licensee is a public company.”

9.             Article 18.7 is hereby deleted and the following substituted therefore:

“The Licensee shall cease to use the Technology or any Improvements in any manner whatsoever or to manufacture or sell the Products within five days from the Effective Date of Termination. The Licensee shall then deliver or cause to be delivered to the University an accounting within 30 days from the Effective Date of Termination. The accounting will specify, in or on such terms as the University may in its sole discretion require, the inventory or stock of Products manufactured and remaining unsold on the Effective Date of Termination. The University will instruct that the unsold Products be stored, destroyed or sold under its direction, provided this Agreement was terminated pursuant to Article 18.2, 18.3 or 18.5. Without limiting the generality of the foregoing, if this Agreement was terminated pursuant to Article 18.1, the unsold Products will not be sold by any party without the prior consent of the University. The Licensee will continue to make royalty payments to the University in the same manner specified in Article 5 and 6 on all unsold Products that are sold in accordance with this Article 18.7, notwithstanding anything contained in or any exercise of rights by the University under Article 18.6 herein.”

10.           Except as modified herein, the University and the Licensee confirm that the BP-5 License Agreement remains unmodified and in full force and effect.

11.           The BP-5 License Agreement as modified by this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.

This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SIGNED FOR AND ON BEHALF OF
THE UNIVERSITY OF BRITISH COLUMBIA
by its duly authorized officers:

J.P. Heale, PhD, MBA
Associate Director
/s/ J.P. Heale	University-Industry Liaison
Authorized Signatory

Authorized Signatory

SIGNED FOR AND ON BEHALF OF
ONCOGENEX TECHNOLOGIES INC.
By its duly authorized officer:

/s/ Scott Cormack
Authorized Signatory